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                                                                    Exhibit 99.1

Press Release

SOURCE: Dynegy Inc.

Dynegy Provides Update On Expected Second Quarter Charge and Financial Position

HOUSTON--(BUSINESS WIRE)--July 15, 2002--Dynegy Inc. (NYSE:DYN - News)

     o    Expected second quarter charge adjusted from $450 to $500 million

     o    $200 million interim financing completed

     o    Liquidity remains adequate to meet current obligations and commitments

Dynegy Inc. today announced that it will adjust its previously disclosed estimated second quarter pre-tax charge from $450 to $500 million. The adjustment is the result of an increase in an expected non-cash charge in the company's natural gas marketing business. Quarter-end charges will also include the previously disclosed impairments in the communications business and severance expenses.

A portion of the expected natural gas marketing charge was included in Dynegy's June 24, 2002 estimate for the second quarter charge. The company has since determined, through a balance sheet review and reconciliation process started early in 2002, that the natural gas marketing charge will be approximately $125 million. This amount is included in the expected $500 million second quarter charge.

Management believes the charge is largely associated with the process of reconciling accrued to actual results in its natural gas marketing business and that it accumulated over a number of years. Accrual accounting for natural gas marketing involves the estimation of gas volumes bought, sold, transported and stored, as well as the subsequent reconciliation from estimated to actual volumes. During the past three years, Dynegy bought and sold more than 8 trillion cubic feet of gas and processed more than one million transactions through its natural gas marketing business. Management also believes that the company's current systems and procedures have eliminated the reconciliation issues that led to the charge prior to 2002.

"In early 2002 management embarked on a balance sheet review and reconciliation process to ensure the integrity and accuracy of our financial reporting," said Dan Dienstbier, interim chief executive officer of Dynegy Inc. "Our internal review process revealed that as our company grew and we adjusted and combined accounting systems there were inconsistencies in the reconciliation of and accounting for our natural gas marketing transactions.

"We initiated the review process, identified the natural gas marketing charge and reported it promptly," Dienstbier added.

Dynegy will record the natural gas marketing charge at the end of the second quarter and, if necessary, correct prior period financial statements based on its continuing review process to determine the periods affected. The company has requested that its independent auditor,

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PricewaterhouseCoopers, re-audit its financial statements for 1999 and 2000.
PricewaterhouseCoopers is already conducting a re-audit of Dynegy's 2001 financial statements. Dynegy estimates that it will take the remainder of the year to complete the three-year re-audit. PricewaterhouseCoopers will conduct an interim review of Dynegy's quarterly financial statements for 2002 once the re-audit has been completed.

Dynegy expects the criteria for and interpretation of hedge accounting under the Statement of Financial Accounting Standards No. 133 (FAS 133) to be one of the issues addressed in the re-audits. FAS 133 governs whether derivative transactions should be accounted for on the basis of accrual or mark-to-market accounting. During the five-quarter period ended March 31, 2002, Dynegy accounted for certain derivative transactions as hedges of its generation facilities. The company received in cash and recognized operating margin of approximately $80 million in such hedge transactions on an accrual basis over the five quarters. If Dynegy's accounting treatment relating to FAS 133 were to change as a result of the re-audit, the income recognized over the five quarters may be re-allocated within the period. Cash flow for the five-quarter period would remain unaffected by a change in the timing of income statement recognition, if any.

Financial Position Update

The company said that it has maintained adequate liquidity to meet its current obligations and commitments. Dynegy's liquidity has ranged between $900 million and more than $1 billion since the end of May.

Dynegy also announced that today it completed a $200 million interim financing. The loan, which matures in six months, is secured by interests in the Renaissance and Rolling Hills merchant power generation facilities. West LB acted as the sole manager and agent for the transaction.

Dynegy Holdings Inc. has $200 million in senior notes and Illinois Power has $96 million in mortgage bonds that mature today. After taking into account the $200 million interim financing and payment of these maturities, Dynegy's liquidity still remains above $900 million.

The company said its $2 billion capital plan is proceeding as scheduled. As previously announced, Dynegy has already enhanced its liquidity by permanently removing $301 million in ratings triggers, securing a $250 million advance on asset sale proceeds and completing a new credit facility for its West Coast Power joint venture that replaced approximately $100 million in letters of credit previously posted by the company.

Second Quarter Results

Dynegy will simulcast its second quarter 2002 earnings conference call live via the Internet on Tuesday, July 30 at 10:00 a.m. ET, 9:00 a.m. CT. The web cast can be accessed via www.dynegy.com (click on "News and Financials"). Management expects to report cash flow from operations of $375 to $400 million for the first six months of 2002.


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About Dynegy Inc.

Dynegy Inc. is a global energy merchant. Through its owned and contractually controlled network of physical assets and its marketing, logistics and risk management capabilities, Dynegy provides solutions to customers in North America, the United Kingdom and continental Europe.

Certain statements included in this news release are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These statements include assumptions, expectations, predictions, intentions or beliefs about future events. Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. Some of the key factors that could cause actual results to vary materially from those expected include changes in energy commodity prices; the timing and extent of deregulation of energy markets in North America and Europe; the effectiveness of Dynegy's risk management policies and procedures and the creditworthiness of customers and counterparties; the liquidity and competitiveness of wholesale trading markets for energy commodities; operational factors affecting Dynegy's power generation or midstream natural gas facilities; the cost of borrowing, availability of trade credit and other factors affecting Dynegy's financing activities, including Dynegy's ability to execute its capital plan and to maintain its credit ratings; the demand for and pricing of services offered by Dynegy's telecommunications segment and the effect of general market conditions in the telecommunications segment on customers or prospective customers and equipment and service providers; uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting Dynegy's business, including litigation relating to the terminated merger with Enron, the California power market and shareholder claims, as well as the SEC, U.S. Attorney and CFTC investigations primarily relating to Project Alpha and the CMS Energy trades; general political, economic and financial market conditions; and any extended period of war or conflict involving North America or Europe. In addition, the results of Dynegy's balance sheet reconciliation process and the re-audit of its 1999-2001 financial statements could cause material changes to Dynegy's reported financial results for the applicable periods, to current expectations and estimates and to financial results for future periods. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy's SEC filings, which are available free of charge on the SEC's web site at http://www.sec.gov.